Amkor II Arbitration July 5, 2012 Interim Award Posted July 9, 2012 Exhibit 99.2

Legal Notices
This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the next steps in the arbitration with Amkor, including the amount of damages, and the anticipate effects of the arbitration panel’s decision.
Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of
Tessera Technologies, Inc. (the “Company”); market or industry conditions; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the
Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration;
fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company's ability to successfully complete and integrate acquisitions of businesses, including the integration by DigitalOptics Corporation of Flextronics’s camera module business in
Zhuhai, China; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the
Company’s technologies and products; failure by DigitalOptics Corporation to become a vertically integrated camera module supplier;
and the reliance on a limited number of suppliers for the components used in the manufacture of DigitalOptics products.
You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this document.
The Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended
Dec. 31, 2011, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this document. Although this document may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

History of the dispute
• Amkor was a customer of Tessera, Inc. under a May 1996
patent license agreement (as amended, the “Agreement”)
• The parties are now in the midst of their second arbitration
• In March 2006 Tessera, Inc. initiated an arbitration
("Amkor I") before the International Chamber of Commerce
("ICC") due to Amkor's failure to pay royalties, which ended with Amkor owing $64 million in a case where four Tessera,
Inc. patents were found valid and infringed
• In August 2009, Amkor initiated this arbitration (“Amkor II”)
seeking, among other things, clarification that it was in
compliance with the license agreement

History of the dispute (con’t)
• Tessera, Inc.’s positions in Amkor II included, among other things:
• Amkor underpaid royalties due after the Amkor I arbitration as measured by the tribunal's findings of infringement and validity in
Amkor I
• Additional Amkor products infringed Tessera, Inc. patents and royalties were due under the Agreement on those products
• The Agreement should be terminated based on Amkor’s breaches

What was decided
• Amkor materially breached its obligations under the
Agreement
• Tessera, Inc. properly terminated the Agreement as of
February 2011
• Amkor infringed seven Tessera, Inc. patents
• Four of these patents were foreign counterparts of the patents litigated in Amkor I and have expired
• One of these patents was found invalid
• The others expire in 2014 and beyond
• Some Amkor products were never protected by the
Agreement
• Tessera, Inc. is entitled to pursue all other remedies available as to products that are not protected by the license agreement

What likely happens next
• Experts for each party will supplement their earlier expert reports with a calculation of damages based on the legal
and factual conclusions in the partial Amkor II ruling
• Based on a preliminary review of the interim award, Tessera, Inc.
intends to seek an amount in excess of $125 million from Amkor
• Tessera, Inc. hopes that Amkor will resolve the remaining
issues in a business-like manner but is prepared for
alternate means of issue resolution
• If the parties are unable to agree on the amount of
damages, the ICC tribunal will resolve the dispute and
issue one or more final awards on the amount of royalties
owed

What likely happens next (con’t)
• The timing of future awards and proceedings will be
determined by the ICC tribunal
• Tessera desires prompt resolution, but is not publicly commenting on the schedule for the final portions of Amkor II
• Amkor will be legally obligated to pay Tessera, Inc. the
amount of damages specified in the final award(s)

What does this mean
• Tessera, Inc.:
• Will be compensated for the use of its patents over the past several years that should have been reported as periodic royalties
• Will continue to pursue strategies to realize the full value of the patents that were asserted in Amkor II
• Is also evaluating strategies for realizing the full value of its other patents
• Will not comment on the use of the proceeds of the final award
• The total available market for Tessera, Inc.’s patents
increased because Amkor will no longer be able to
“launder” Tessera, Inc. patents for Amkor’s customers